SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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GUILFORD PHARMACEUTICALS INC.

(Name of Registrant as Specified in Its Charter)

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NOTICE OF

ANNUAL MEETING
AND PROXY STATEMENT

Guilford Pharmaceuticals Inc.

Annual Meeting of Stockholders

May 15, 2001

6611 Tributary Street

Baltimore, Maryland 21224

Craig R. Smith, M.D.	Guilford Pharmaceuticals Inc.

Chairman of the Board, President	6611 Tributary Street

and Chief Executive Officer	Baltimore, Maryland 21224

April 14, 2001

Dear Stockholder:

      You are invited to attend our annual meeting of stockholders, which we will hold on May 15, 2001, at 10:00 a.m. (Eastern Time) at the Company’s research and development facilities at 6411 Beckley Street, Baltimore, Maryland. We have enclosed a copy of our 2000 annual report to stockholders for your review.

      At the meeting, you and our other stockholders will vote on the following business matters:

•	the annual election of directors,

•	the amendment of our 1993 Employee Share Option and Restricted Share Plan, as amended, as recommended by our directors; and

•	the ratification of KPMG LLP as our independent auditors for 2001.

      In addition, I will review our 2000 performance, discuss our plans for 2001, and answer questions you and other stockholders may have about our company.

      We’ve enclosed a proxy card that lists all matters that require your vote. PLEASE COMPLETE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE PRE-ADDRESSED, POSTAGE PAID ENVELOPE PROVIDED. This will allow your shares to be voted whether or not you plan to attend the meeting. If you plan to attend the meeting, please check the box on your proxy card.

      The facility is handicapped accessible. In addition, if you need any other special accommodations, please indicate them on your proxy card.

      Thank you for your continued support of Guilford Pharmaceuticals Inc.

Sincerely,

Craig R. Smith, M.D.
Chairman of the Board, President
and Chief Executive Officer

GUILFORD PHARMACEUTICALS INC.

6611 Tributary Street
Baltimore, Maryland 21224

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2001

       We will hold our annual meeting of stockholders on TUESDAY, MAY 15, 2001 at 10:00 a.m. (Eastern Time) at the Company’s research and development facilities at 6411 Beckley Street, Baltimore, Maryland. The meeting is being held for the following purposes:

1.	To elect eight directors to serve on our board for the next year and until their successors are elected and qualified;

2.	To amend our 1993 Employee Share Option and Restricted Share Plan, as amended;

3.	To ratify the selection of KPMG LLP as our independent auditors for 2001; and

4.	To transact such other business as may properly come before the annual meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.

      We discuss the above business matters in more detail in the attached Proxy Statement.

      Common stockholders of record at the close of business on March 23, 2001 will be entitled to vote at the meeting.

Thomas C. Seoh
Senior Vice President, Corporate
Development, General Counsel &
Secretary

Baltimore, Maryland
April 14, 2001

GUILFORD PHARMACEUTICALS INC.

Proxy Statement

TABLE OF CONTENTS

Frequently Asked Questions	3

Business Matters to Be Voted On	7

Board of Directors	10

Nominees for the Board of Directors	10

Board Committees	14

Attendance at Board and Committee Meetings	15

Directors’ Compensation	15

Section 16(a) Beneficial Ownership Reporting Compliance	16

Beneficial Ownership of Common Stock	17

Executive Compensation	19

Summary Compensation Table	19

Option Grants	20

Options Exercises and Holdings	21

Employment Agreements	21

401(k) Retirement Savings Plan	22

Employee Share Option and Restricted Share Plans	22

Key Person Life Insurance	23

Compensation Committee Interlocks and Insider Participation	23

Certain Relationships and Related Party Transactions	23

Independent Public Accountants	24

Audit Fees	24

Financial Information Systems Design and Implementation Fees	24

All Other Fees	24

Compensation Committee Report on Executive Compensation	25

Audit Committee Report	29

Charter of the Audit Committee of the Board of Directors	30

Stock Performance Chart	33

FREQUENTLY ASKED QUESTIONS

Q:	WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING AND HOW MANY VOTES DO THEY HAVE?

A:	Only common stockholders of record at the close of business on March 23, 2001 may vote at the meeting. Each share has one vote. There were 26,605,838 shares of common stock outstanding on that date.

Q:	WHEN ARE THE ANNUAL REPORT TO STOCKHOLDERS AND THIS PROXY FIRST BEING SENT TO STOCKHOLDERS?

A:	The annual report to stockholders and this proxy statement are being sent to stockholders beginning on or about April 14, 2001.

Q:	WHAT AM I VOTING ON?

A:	1. Election of eight directors.

2.	Amendment of our 1993 Employee Share Option and Restricted Share Plan, as amended.

3.	Ratification of KPMG LLP as our independent auditors.

4.	Any other business that properly comes before the meeting for a vote.

Q:	HOW DO I VOTE?

A:	You must be present, or represented by proxy, at the annual meeting in order to vote your shares. Because many of our stockholders are unable to attend the meeting in person, we send proxy cards to all of our stockholders.

Q:	WHAT IS A PROXY?

A:	A proxy is a person you appoint to vote on your behalf. We are soliciting the designation of proxies so that all common shares may be voted at the annual meeting. We will bear all costs and expenses of the solicitation. You must complete and return the enclosed proxy card to have your shares voted by a proxy.

Q:	BY COMPLETING AND RETURNING THE PROXY CARD, WHO AM I DESIGNATING AS MY PROXY?

A:	You will be designating: Craig R. Smith, M.D. (Chairman of the Board, President and Chief Executive Officer), Andrew R. Jordan (Senior Vice President and Chief Financial Officer) and Thomas C. Seoh (Senior Vice President, Corporate Development, General Counsel and Secretary) as your proxies.

Q:	HOW WILL MY PROXY VOTE MY SHARES?

A:	Your proxy will vote according to the instructions you mark on your proxy card. If you complete and return your proxy card but do not indicate your vote on the business matters, your proxy will vote “FOR” Items 1, 2 and 3. Also, your proxy is authorized to vote, using his best judgment, on any other business that properly comes before the meeting.

Q:	HOW DO I REVOKE MY PROXY?

A:	You may revoke your proxy at any time before your shares are voted at the annual meeting by:

•	notifying our Corporate Secretary, Thomas C. Seoh, in writing at 6611 Tributary Street, Baltimore, Maryland 21224, that you are revoking your proxy;

•	executing and delivering to our Corporate Secretary a later dated proxy card; or

•	attending the annual meeting and voting by ballot.

Q:	HOW DO I VOTE USING MY PROXY CARD?

A:	There are three steps.

      1.  Vote on each of the business matters as follows:

•	ITEM 1. THE ELECTION OF EIGHT DIRECTORS. The names of all the directors to be elected are listed on your proxy card. You have three options:

–	OPTION 1. To vote for all directors, you check the box marked “FOR.”

–	OPTION 2. To vote for some of the directors and against the rest, you should write the names of the directors you do NOT want to vote for in the space provided on the proxy card. You should NOT check the box marked “FOR.”

–	OPTION 3. To abstain from voting for all directors (that is, not vote for or against any of the directors), you check the box marked “WITHHOLD AUTHORITY.”

•	ITEM 2. AMENDMENT OF OUR 1993 EMPLOYEE SHARE OPTION AND RESTRICTED SHARE PLAN, AS AMENDED.

You check the box “FOR,” or “AGAINST,” or “ABSTAIN” (to cast no vote).

•	ITEM 3. RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR 2000.

You check the box “FOR,” or “AGAINST,” or “ABSTAIN” (to cast no vote).

2.	Sign and date your proxy card. IF YOU DO NOT SIGN YOUR PROXY CARD, YOUR SHARES CANNOT BE VOTED.

3.	Mail your proxy card in the pre-addressed, postage paid envelope.

      REMEMBER TO CHECK THE BOX ON YOUR PROXY CARD IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Q:	WHAT IS A QUORUM OF STOCKHOLDERS, AND HOW MANY VOTES DOES IT TAKE TO PASS EACH BUSINESS MATTER?

A:	A quorum is the presence at the annual meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast. Because on March 23, 2001, there were 26,605,838 shares of common stock outstanding, 13,302,920 shares constitute a quorum.

Broker non-votes, abstentions and withhold-authority votes COUNT for purposes of determining a quorum.

Assuming that a quorum of stockholders is present at the meeting:

•	those directors who receive a plurality of the votes cast at the meeting will be elected, meaning those individuals nominated for the eight directorships who receive the highest number of votes cast, even if they receive less than a majority of the votes cast;

•	the affirmative vote of a majority of all the votes cast at the meeting is needed to amend our 1993 Employee Share Option and Restricted Share Plan, as amended; and

•	the affirmative vote of a majority of all the votes cast at the meeting is needed to ratify the selection of our independent auditors.

Broker non-votes, abstentions and withhold-authority votes DO NOT COUNT as votes cast.

Q:	WHY MIGHT I RECEIVE MORE THAN ONE PROXY CARD?

A:	First, you may have various accounts with us that are registered differently, perhaps in different names or different social security or federal tax identification numbers. Second, you may own shares indirectly through one or more brokers. Each of your brokers will send you a proxy card for these shares. You should vote on EACH PROXY CARD you receive and mail it to the address shown on the proxy card.

Q:	CAN I VOTE BY PROXY EVEN IF I PLAN TO ATTEND THE ANNUAL MEETING?

A:	Yes. If you vote by proxy, you do not need to fill out a ballot at the annual meeting, unless you want to change your vote.

Q:	WHEN IS THE DEADLINE FOR STOCKHOLDER PROPOSALS TO BE CONSIDERED FOR INCLUSION IN OUR PROXY STATEMENT FOR OUR 2002 ANNUAL MEETING?

A:	You must submit your proposal in writing to our Corporate Secretary, Thomas C. Seoh, at 6611 Tributary Street, Baltimore, Maryland 21224, so that he receives it by December 7, 2001. Proposals by facsimile will not be accepted.

Q:	WHEN MAY GUILFORD MANAGEMENT USE ITS DISCRETIONARY VOTING AUTHORITY TO VOTE PROXIES ON A STOCKHOLDER PROPOSAL SUBMITTED FOR CONSIDERATION AT OUR 2002 ANNUAL MEETING?

A:	Pursuant to Rule 14a-4(c) under the Securities Exchange Act of 1934, if we do not receive advance notice of a stockholder proposal to be raised at our Annual Meeting for 2002 in accordance with the requirements of our company bylaws, our management may use its discretionary voting authority to vote management proxies on the stockholder proposal.

Our bylaws provide that written notice of a stockholder proposal must be delivered to, or mailed and received by, our Corporate Secretary at our principal executive offices at least 45 days before the date on which we mailed notice of the annual meeting of stockholders and proxy materials for the previous year’s annual meeting of stockholders. Assuming that next year’s Annual Meeting is to be held within 30 days of May 15, 2002, in order for a stockholder proposal to be properly brought before the 2002 Annual Meeting, we need to have received notice of the proposal no later than February 24, 2002. As we mentioned above, the deadline for stockholder proposals to be considered for inclusion in our proxy statement for our 2002 Annual Meeting is December 7, 2001.

If our 2002 Annual Meeting is not held within 30 days of May 15, 2002, however, in order for a stockholder proposal to be properly brought before the 2002 Annual Meeting, our bylaws provide that we must receive the stockholder’s notice of the proposal no later than the close of business on the 10th day following the day on which we mail or make public disclosure of the date of the 2002 Annual Meeting.

BUSINESS MATTERS TO BE VOTED ON

ITEM 1.  ELECTION OF DIRECTORS.

      Our entire board of directors is elected each year at the annual meeting. Directors serve for one year and until a successor director is elected and qualified. Each of the nominated directors agrees to serve if elected. However, if for some reason one or more of them is unable to accept nomination or election, we intend to vote proxies for the election of a nominee or nominees designated by the board of directors, unless the board reduces the total number of directors on the board or decides to fill the vacant position at a later time. Biographical information for each of the nominees and other information about them is presented beginning on page 9.

ITEM 2.	PROPOSAL TO AMEND OUR 1993 EMPLOYEE SHARE OPTION AND RESTRICTED SHARE PLAN, AS AMENDED.

      Our 1993 Employee Share Option and Restricted Share Plan, as amended (the “1993 Plan”) provides that we are authorized to issue, among other things, options to purchase up to 3,435,000 shares of our common stock to eligible participants. Through March 23, 2001, we had granted options to purchase 3,203,451 shares under the 1993 Plan, of which 856,488 had been exercised. On February 19, 2001, the board of directors approved and adopted an amendment to the 1993 Plan, which if approved by the stockholders, would increase the maximum number of shares of common stock that may be issued upon the exercise of outstanding options by 400,000 shares or approximately 12%, from 3,435,000 shares to 3,835,000 shares.

      The proposed amendment to the 1993 Plan does not change any other part of the 1993 Plan.

PURPOSE AND EFFECT OF THE AMENDMENT

      Our success in the future will depend to a large extent on our ability to attract, retain and motivate our officers, employees and consultants. In order to provide increased incentives, we believe that the compensation of our officers, employees and consultants should be significantly related to our growth and long-term stock value and should provide these individuals with a proprietary interest in us. We, therefore, adopted the 1993 Plan which currently permits the board (or a committee thereof) to issue stock options or restricted shares of common stock to eligible participants. All of our full-time employees, as well as other individuals whose participation the board determines is in our best interest, are considered eligible participants.

      If the proposed amendment to the 1993 Plan is approved by the stockholders, the number of shares that may be issued under the 1993 Plan will be increased by 400,000 shares, or approximately 12%, from 3,435,000 shares to 3,835,000 shares. The number of shares that may be awarded as restricted shares (300,000) will not increase. We believe that this amendment to the 1993 Plan is crucial to our ability to attract and retain highly qualified executive officers and other key employees.

      All options granted pursuant to the 1993 Plan are exercisable in accordance with a vesting schedule, which is set at the time of the issuance of the options and, may not be exercised more than ten years from the date of grant. The exercise price of the options is set by the board (or a committee of the board), which to date has set prices at levels equal to the closing price of our common stock on the date immediately prior to the date of the grant.

      Generally, unexercised options terminate three months following the date an optionee ceases to be employed by us other than by reason of disability or death (but not later than the expiration date) whether or not such termination is voluntary. Generally, any option held by an employee who dies or who ceases to be employed because of disability must be exercised by the employee or his representative within one year after the employee dies or ceases to be an employee (but not later than the expiration date).

      The grant of an option to purchase shares of our common stock is not a taxable event for us or for the optionee. Upon the exercise of a non-qualified option by an optionee, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise and, in most cases, we will be entitled to a deduction in the same amount. Section 162(m) of the Internal Revenue Code; however, may prevent us from deducting for federal income tax purposes compensation (including stock-based compensation) in excess of $1,000,000 paid to any of our chief executive officer and four most highly compensated executive officers. This limitation will not apply to compensation that we pay if the compensation is “performance-based” for purposes of Section 162(m). In the case of compensation attributable to the exercise of stock options, in order to qualify as performance-based, the grant of options must be (1) made by the compensation committee of the board and that committee must be comprised of outside directors, and (2) made under a plan or terms which are disclosed to and approved by stockholders and which states the maximum number of shares which may be awarded to any one individual during a specified period. Additionally, the compensation must be based solely on an increase in the value of the stock after the date of the grant.

      Currently, the 1993 Plan meets the qualifications to be exempt from the limitations of Section 162(m): It was approved by our stockholders and it states that no more than one third of the total number of shares reserved for issuance under the plan may be granted to any one individual. Because the amendment to the 1993 Plan increases the total number of shares reserved for issuance, the amendment has the effect of increasing the maximum number of shares that may be granted to any one individual. Approval of the proposal by our stockholders is necessary for us to continue to have the ability to grant options that qualify as performance-based compensation. Our ability to deduct compensation attributable to options that qualify as performance-based compensation under Section 162(m) will be subject to, in addition to stockholder approval of the proposed amendment, satisfying the other qualifications mentioned above. To the extent permitted by the stockholders’ vote, we intend to grant stock options to our executive officers in a way that will qualify for the exceptions to the limitations of Section 162(m).

ITEM 3.	RATIFICATION OF OUR SELECTION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR 2001.

      KPMG LLP, certified public accountants, has been our independent auditor since our inception in 1993. A member of the firm will be at the annual meeting and will be available to answer appropriate questions.

      KPMG audited our 2000 consolidated financial statements. As part of their audit function, they also reviewed our 2000 annual report to stockholders and various filings with the Securities and Exchange Commission.

      Additional information about KPMG and the services they provide is included on page  23, under the caption “Independent Public Accountants.”

      If you do not ratify the appointment of KPMG as independent public auditors for 2001, we will consider this adverse vote as a direction to our board of directors to consider the selection of other auditors for 2002. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, we contemplate that their appointment for 2001 will be permitted to stand unless our board finds other good reason for making a change.

ITEM 4.  OTHER BUSINESS MATTERS.

      The board of directors is not aware of any other business matters to be presented for action at the annual meeting. However, if any other matters come before the meeting, your proxy holders intend to vote or act in accordance with their best judgment.

The Board of Directors Recommends a Vote “For” Items 1, 2 and 3.

BOARD OF DIRECTORS

Nominees for the Board of Directors

      Below we set out brief biographical descriptions for each of our eight nominated directors:

Craig R. Smith, M.D. Age 55	Chairman of the Board of Directors, President and Chief Executive Officer and member of the Science Committee.

Dr. Smith joined Guilford as a director at Guilford’s inception in July 1993. Dr. Smith was elected president and chief executive officer in August 1993 and was elected chairman of the board January 1994. Prior to joining Guilford, Dr. Smith was senior vice president for business and market development at Centocor, Inc. (a biotechnology company). Dr. Smith joined Centocor in 1988 as vice president of clinical research after serving on the faculty of the Department of Medicine at Johns Hopkins Medical School for 13 years. Dr. Smith received his M.D. from the State University of New York at Buffalo in 1972 and received training in Internal Medicine at Johns Hopkins Hospital from 1972 to 1975. Dr. Smith is a member of the board of directors of CellGate, Inc., a privately held biopharmaceutical company of which Richard L. Casey, a director of the Company, is the chief executive officer and chairman of the board of directors. Dr. Smith also serves on the board of directors of Molecular Neuroimaging Inc.

George L. Bunting, Jr. Age 60	Director and Chairman of the Compensation Committee.

Mr. Bunting has been a Guilford director since May 1996. Mr. Bunting is president and chief executive officer of Bunting Management Group, a position he has held since July 1991. He formerly served as chairman of the board and chief executive officer of the Noxell Corporation (a Procter & Gamble Company as of November 1989). Mr. Bunting joined Noxell Corporation in 1966 as a product manager. In 1968, he was elected to the board of directors of Noxell. In March 1970, he was elected to the position of executive vice president and served as president and chief executive officer from November 1973 until April 1986, when he became chairman and chief executive officer. Mr. Bunting is a director of Mercantile Bankshares Corporation, Baltimore Equitable Insurance Company and Mercantile Safe Deposit and Trust Company. He served as chairman of the Board of Trustees of Johns Hopkins University, Johns Hopkins Health System, and Johns Hopkins Hospital from 1994 until 1998 and for Johns Hopkins Medicine from 1996 until 1998. Mr. Bunting continues to serve as a trustee for these institutions.

Richard L. Casey Age 54	Director and Chairman of the Audit Committee.

Mr. Casey has been a director since Guilford’s inception in July 1993 and served as chairman of the board from inception through December 1993. Mr. Casey is chief executive officer and chairman of the board of directors of CellGate, Inc., positions he has held since January 2000. Mr. Casey retired as chairman of the board and chief executive officer of Scios Inc. (a biopharmaceutical company) in September 1998. He joined Scios in December 1987 as president and chief executive officer and served as a director of Scios until his retirement from Scios in September 1998. Mr. Casey was elected chairman of the board of Scios in November 1992 and held that position until his retirement from Scios. Mr. Casey has over 25 years’ experience in the pharmaceutical industry and has served in various positions with ALZA Corporation, Syntex Corporation and Eli Lilly and Company. Mr. Casey serves on the boards of directors of SYNSORB Biotech Inc. (as chairman), NEXELL Therapeutics, Inc., and Oncolytics Biotech.

Elizabeth M. Greetham Age 51	Director and member of the Compensation Committee.

Ms. Greetham has been a Guilford director since November 1995. From 1992 to 1999, Ms. Greetham was portfolio manager of WPG Life Sciences Fund, L.P. and WPG Institutional Life Sciences Fund, L.P., and since 1990 she has been involved in health care investments for institutional, growth and individual high net worth accounts at Weiss, Peck & Greer, L.L.C. From June 1999 until August 2000, Ms. Greetham was chief financial officer of Drug Abuse Sciences, Inc. In August 2000, Ms. Greetham was named chief executive officer of Drug Abuse Sciences. She is a member of the board of directors of Sangstat Medical Corp. and Drug Abuse Sciences, Inc.

Joseph (“Skip”) Klein, III Age 40	Director and member of the Audit Committee.

Mr. Klein has been a Guilford director since August 1998. Mr. Klein is currently a managing director of Gauss Capital Advisors, LLC. Previously, Mr. Klein had been Vice President of Strategy for Medical Manager Corporation and an investment analyst with The Kaufmann Fund (an emerging growth mutual fund). From April 1998, through June 1998, Mr. Klein was a managing director of Millenium HEW, LLC. Mr. Klein was employed at T. Rowe Price Associates (an investment management firm) from December 1988 until March 1998, for a time as a portfolio manager and chairman of the investment advisory committee of T. Rowe Price Associates and also as a vice president and health care investment analyst. He holds an M.B.A. from the Stanford Graduate School of Business and a B.A. in economics from Yale University. Mr. Klein is a director of NPS Pharmaceuticals, Inc. and Synbiotics Corp.

Ronald M. Nordmann Age 59	Director and member of the Audit Committee

Mr. Nordmann became a Guilford director in May 2000. Mr. Nordmann is currently president of Global Health Associates, LLC (a consulting firm to life sciences companies). From 1994 until January 2000, Mr. Nordmann was a partner at Deerfield Management, a health care investment management firm where he served as a portfolio manager of a $1.2 billion health care sector fund. Prior to joining Deerfield Management, Mr. Nordmann was the Managing Director and Senior Health Care Analyst at Paine Webber Incorporated (a broker dealer) for approximately nine years. Mr. Nordmann has over 25 years experience in investment management specializing in the pharmaceutical industry. He received his B.A. in Business and Industrial Management from The Johns Hopkins University in 1963 and his MBA in Finance and Marketing from Fairleigh Dickinson University in 1966. Mr. Nordmann serves on the board of directors of Shire Pharmaceuticals Group plc, and Boron, LePore & Associates, Inc.

Solomon H. Snyder, M.D. Age 62	Director, Chairman of the Science Committee, and consultant to Guilford.

Dr. Snyder has been a Guilford director since Guilford’s inception in July 1993 and a consultant of ours since August 1993. Dr. Snyder received his M.D. in 1962 from Georgetown Medical School, trained as a research associate with Julius Axelrod at the National Institute of Mental Health and completed his Psychiatry Residency at Johns Hopkins Hospital. He is presently director of the Department of Neuroscience at Johns Hopkins Medical School and Distinguished Service Professor of Neuroscience, Pharmacology and Molecular Sciences, and Psychiatry. Dr. Snyder has received a number of awards including the Albert Lasker Award in Basic Biomedical Research, the Wolf Prize and the Bower Award. He is a member of the U.S. National Academy of Sciences, the Institute of Medicine and the American Academy of Arts and Sciences. Dr. Snyder is a director of Scios.

W. Leigh Thompson, M.D., Ph.D. Age 62	Director and member of the Compensation Committee and Science Committee.

Dr. Thompson has been a Guilford director since April 1995. Dr. Thompson joined Eli Lilly in 1982 and was appointed executive vice president for research in 1991 and chief scientific officer in 1993. Dr. Thompson retired from Eli Lilly in December 1994 and is president and chief executive officer of Profound Quality Resources, Ltd. (an independent consulting firm advising clients in the pharmaceutical industry). Dr. Thompson is a director of DepoMed, Inc., Inspire Pharmaceuticals, Inc., La Jolla Pharmaceutical Co., Maret Pharmaceuticals, Orphan Medical, Inc., Tanabe Research Laboratories Inc. and Bioanalytical Systems, Inc.

      The board recommends a vote “FOR” each of the nominees for director listed above.

Board Committees

      Our board has four standing committees: a compensation committee, an audit committee, a science committee and an option committee.

      Compensation Committee. The compensation committee has three members and serves the functions set forth in the following table.

		No. of
Name of		Meetings
Compensation Committee Members	Compensation Committee Functions	in 2000
George L. Bunting, Jr. (Chair) Elizabeth M. Greetham W. Leigh Thompson, M.D., Ph.D.	• establishes compensation of the chief executive officer • reviews and approves compensation of other executive officers • prepares annual report to stockholders on executive compensation practices • administers employee stock option and restricted share plans and such other plans as we may adopt from time to time • approves and establishes policies with regard to company salary, incentive, equity and other compensation programs	1

      Audit Committee. The audit committee has three members and serves the functions set forth in the following table. The board has adopted a written charter for the audit committee. This charter has been included as an appendix to this proxy statement. All of the members of the audit committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards). A report of the audit committee is included in this proxy statement.

		No. of
Name of		Meetings
Audit Committee Members	Audit Committee Functions	in 2000
Richard L. Casey (Chair) Joseph Klein, III Ronald M. Nordmann	• recommends action to the board on the appointment or discharge of the independent auditing firm

• reviews the proposed scope of the annual audit and estimated fees

• reviews any major new accounting policies or changes to existing ones

• reviews with the independent auditors their annual audit report and our quarterly and annual financial statements

• consults with auditors and our internal accounting staff on their appraisals of the strengths and limitations of our accounting personnel, internal accounting controls and systems, and other factors pertinent to the integrity of our published financial reports

• reviews the annual letter from the independent auditors on internal accounting controls

• prepares annual report of the Audit Committee to stockholders

	• reviews and approves other services and fees of independent auditors	4

      Science Committee. The science committee has three members and serves the functions set forth in the following table.

		No. of
Name of		Meetings
Science Committee Members	Science Committee Functions	in 2000
Solomon H. Snyder, M.D. (Chair) Craig R. Smith, M.D. W. Leigh Thompson, M.D., Ph.D.	• engages consultants to advise the committee in its review of the Company’s research and development programs • conducts peer review of the Company’s research and development projects • advises the president and chief executive officer of the Company regarding future research and development efforts	2

      Option Committee. The function of the option committee is to authorize grants of options to purchase our common stock to newly-hired employees, so that the exercise price for these employee options per share is equal to the closing price per share of our common stock on the day before the employee begins employment with us. Our ability to authorize the granting of options in this manner helps us remain competitive when recruiting new employees. The option committee is not authorized to grant options to purchase in excess of 50,000 shares of our common stock to any one newly-hired employee without the concurrence of the chairman of the compensation committee, nor is it authorized to grant options to existing employees as bonuses. The option committee does not have meetings, but instead acts by written consent. The option committee has one member, Dr. Smith.

Attendance at Board and Committee Meetings

      During 2000, our board held 6 meetings. All of our directors attended at least 75% of these meetings as well as meetings of the committees on which they serve.

Directors’ Compensation

      We do not pay directors who are also employees of Guilford (currently, Dr. Smith is the only employee of Guilford who is also a director) for serving on the board or any committee. We paid all non-employee directors an annual retainer of $12,500 and $1,500 for each board meeting attended in 2000. The board also established compensation for members of the Audit Committee and Compensation Committee at $500 for each meeting attended. Members of the Science Committee receive $5,000 for each meeting attended. In addition, Dr. Snyder has a consulting agreement with Guilford (see the Section entitled “Certain Relationships and Related Party Transactions” beginning on page 22), and, except as described below, does not receive any compensation for his service on the board or any committee.

      We reimburse each director, whether an employee or not, for expenses of attending board and committee meetings.

      In 1994, we adopted the Directors’ Stock Option Plan (the “1994 Plan”) to attract individuals to serve as outside directors. Under the 1994 Plan, each eligible director receives an option to purchase 30,000 shares of our common stock at the time he or she initially begins serving on the board. Thereafter, each eligible director receives additional options to purchase 7,500 shares of our common stock, immediately following each of the next four annual elections of directors so long as he or she has served on the board for at least one full year and continues to serve as a director on the grant date. Directors may exercise these options for up to one-half of the shares covered on the first anniversary of the date of the grant. The remaining 50% vest on the second anniversary date. Once vested, directors may exercise these options for up to 10 years from the initial option grant date. Dr. Snyder and Mr. Casey did not participate in the 1994 Plan.

      After reaching the applicable limits under the 1994 Plan, each non-employee director (including Dr. Snyder and Mr. Casey) will, so long as he or she remains a director of the Company, receive annual grants of stock options to purchase 7,500 shares of our common stock under the terms of our 1998 Employee Share Option and Restricted Share Plan (the “1998 Plan”) immediately following re-election to the board at the annual meeting of stockholders of Guilford. Directors may exercise these options for up to one-half of the shares covered on the first anniversary of the date of the grant. The remaining 50% vest on the second anniversary date. Once vested, directors may exercise these options for up to 10 years from the initial option grant date.

      Dr. Smith, as an employee-director, does not receive stock option grants for serving as a director of Guilford, although he is eligible to receive stock options as an employee of Guilford.

      Options we issue under the 1994 Plan and 1998 Plan are considered “non-qualified” stock options for tax purposes, meaning that directors may be subject to certain federal and state taxes at the time they exercise these options. The exercise price of options we grant under the 1994 Plan and 1998 Plan is equal to the closing price of our stock (as reported on the Nasdaq Stock Market) on the day immediately prior to the date we grant the options.

      A director may also transfer these options to his or her spouse, children or grandchildren (and certain trusts for the benefit of these family members or partnerships in which such family members are the only partners) so long as he or she receives no payment for that transfer. In addition, these immediate family members (or their trusts or partnerships) may transfer options among themselves so long as no amounts are paid for these transfers. A director may also transfer these options following his or her death by will or the laws of descent and distribution.

Section 16(a) Beneficial Ownership Reporting Compliance

      For 2000, we believe that our officers and directors filed all the reports required by Section 16 of the Securities Exchange Act of 1934 on a timely basis.

BENEFICIAL OWNERSHIP OF COMMON STOCK

       The following table shows the beneficial ownership of our common stock as of March 30, 2001 of each nominee for director, the five executive officers shown in the Summary Compensation Table on page 17, and all of our directors and executive officers as a group. The table also lists those stockholders that beneficially hold 5% or more of our common stock as of March 30, 2001.

	Number of		Percent of
	Shares	Right to	Outstanding
Name	Owned (1)	Acquire (2)	Shares

College Retirement Equities Fund (3)	1,374,100	0	5.17%

Amgen Inc. (4)	640,095	700,000	5.04%

Craig R. Smith, M.D.	342,755	239,547	2.19%

John P. Brennan	76,181	132,467	*

Andrew R. Jordan	159,493	133,750	1.10%

Peter D. Suzdak, Ph.D.	2,225	134,250	*

Thomas C. Seoh	32,806	107,500	*

George L. Bunting, Jr. (5)	655,150	56,250	2.71%

Richard L. Casey	5,400	62,500	*

Elizabeth M. Greetham	0	56,250	*

Joseph Klein III	10,500	33,750	*

Solomon H. Snyder, M.D.	498,217	97,500	2.00%

W. Leigh Thompson, M.D., Ph.D.	18,705	63,750	*

Ronald M. Nordmann	27,500	15,000	*

All officers and directors as a group	1,863,036	1,283,722	11.83%

*	Represents less than 1% of the shares outstanding.

(1)	Includes shares for which the named person:

•	has sole voting and investment power,

•	has shared voting and investment power with a spouse or minor child, and/or

•	holds in a 401(k) Retirement Savings Plan account or other qualified retirement account, unless otherwise stated in these footnotes.

Excludes shares that may be acquired through stock option or warrant exercises.

(2)	Shares that can be acquired upon the exercise of stock options or warrants through May 30, 2001.

(3)	The address of this stockholder is 730 Third Avenue, New York, NY 10017. The information concerning this stockholder is based solely on a Schedule 13G, dated February 12, 2001, filed with the SEC.

The number of shares reported for this stockholder in the above table is as of December 31, 2000. The percent of shares outstanding in the above table, however, is based on the common stock outstanding on March 30, 2001. According to the Schedule 13G, the investment advisor for this stockholder, TIAA-CREF Investment Management, LLC, is affiliated with and employs some of the same investment personnel as Teachers Advisors, Inc., the investment advisor for certain entities that hold Guilford stock as follows:

	Number
Name of Entity	of Shares
• TIAA Separate Account VA-1	•	200
• TIAA-CREF Mutual Funds	•	54,967
• NYS College Choice Tuition LLC	•	14,366
• TIAA-CREF Institutional Mutual Funds	•	5,178
• TIAA-CREF Life Funds	•	3,700

According to the Schedule 13G, because separate investment decisions are made with respect to the holdings of each of the entities listed above and the College Retirement Equities Fund, there is no oral or written agreement or arrangement among them and the College Retirement Equities Fund with respect to acquisition, voting, disposition or otherwise of their securities, and each of these entities and the College Retirement Equities Fund (a) disclaims beneficial ownership of the others’ securities holdings and (b) disclaims its membership in a group with the others where the purpose of the group is to acquire control of or influence management of Guilford.

(4)	The address of this stockholder is One Amgen Center Drive, Thousand Oaks, CA 92320.

(5)	Includes 650,000 shares held by The Abell Foundation, Inc., for which Mr. Bunting disclaims a beneficial interest. Mr. Bunting serves as a trustee and a member of the finance committee of The Abell Foundation. Does not include 3,500 shares held by a limited liability company for which Mr. Bunting disclaims beneficial interest except as to his 1% pecuniary interest in the limited liability company.

EXECUTIVE COMPENSATION

       The following table summarizes the compensation of our Chief Executive Officer and our four most highly compensated executive officers as of December 31, 2000:

SUMMARY COMPENSATION TABLE

					Long-Term
	Annual Compensation				Compensation

				Other Annual	Securities	All Other
				Compensation	Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	($)	Options(#)	($)(1)

Craig R. Smith, M.D.	2000	$395,000	$250,000	$—	125,000	$94,374
Chairman, President and	1999	366,667	200,000	—	100,000	92,984
Chief Executive Officer	1998	341,667	75,000	—	50,000	48,498

John P. Brennan	2000	240,542	120,000	—	50,000	39,444
Senior Vice President,	1999	226,476	57,500	—	40,000	40,036
Technical Operations & General Manager, Drug Delivery	1998	205,879	38,000	—	20,000	23,444

Andrew R. Jordan	2000	238,625	96,000	—	40,000	30,760
Senior Vice President,	1999	226,444	46,000	—	30,000	29,086
Chief Financial Officer and Treasurer	1998	205,720	50,000	—	30,000	11,733

Peter D. Suzdak, Ph.D.	2000	251,000	90,000	—	40,000	21,998
Senior Vice President,	1999	233,333	60,000	—	50,000	21,732
Research & Development	1998	194,167	50,000	—	30,000	6,616

Thomas C. Seoh	2000	237,916	96,000	—	40,000	17,672
Senior Vice President,	1999	217,792	60,000	—	50,000	18,158
General Counsel & Secretary	1998	201,962	31,000	—	25,000	7,510

(1)	Represents the value at December 31, 2000 of shares issued in 1998, 1999 and 2000 to the 401(k) Plan account of each executive listed above as part of Guilford’s program of matching employee contributions to 401(k) Plan accounts. The value of these shares is based on a closing price of $18.00 per share on December 31, 2000. The value of the company match in 2000 was as follows: Dr. Smith — $4,577; Mr. Brennan — $4,577; Mr. Jordan — $4,099; Dr. Suzdak — $4,359; and Mr. Seoh — $4,577. These contributions vest in each executive’s 401(k) Plan account over a four-year period based on each executive’s term of service with Guilford. In addition, the amounts for 1998, 1999 and 2000 include the dollar value of insurance premiums paid by Guilford with respect to split-dollar life insurance policies. At such time as these policies terminate, Guilford will be reimbursed for up to the entire amount of the premiums previously paid, depending on the cash surrender value of the policy at the time of policy termination.

Option Grants

      The following table sets forth certain information concerning the grant of stock options to our executives in 2000:

Option Grants In Last Fiscal Year

	Individual Grants
					Potential Realizable
		Percentage			Value at Assumed
	Number of	of Total			Annual Rates of
	Securities	Options			Stock Price
	Underlying	Granted to			Appreciation for
	Options	Employees in	Exercise or		Option Term (3)
	Granted(#)	Fiscal Year	Base Price	Expiration
Name and Position	(1)	(%)	($)(2)	Date	5%($)	10%($)

Craig R. Smith, M.D.	125,000	9.1%	$19.313	2/19/11	$1,518,191	$3,847,394

John P. Brennan	50,000	3.6	$19.313	2/19/11	$607,276	$1,538,958

Andrew R. Jordan	40,000	2.7	$19.313	2/19/11	$485,821	$1,231,166

Peter D. Suzdak Ph.D.	40,000	2.7	$19.313	2/19/11	$485,821	$1,231,166

Thomas C. Seoh	40,000	2.7	$19.313	2/19/11	$485,821	$1,231,166

(1)	Consists of options granted to certain executives in February 2001 relating to performance in 2000. These options vest 25% per year on the first four anniversaries of the grant date of the option.

(2)	The exercise prices are equal to the fair market value of the common stock on the date of grant.

(3)	Amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by the rules of the Securities and Exchange Commission and may not accurately reflect the appreciation of the price of our common stock from the date of grant until the end of the option term. These assumptions are not intended to forecast future price appreciation of our common stock.

Option Exercises and Holdings

      Employees and other individuals exercised options to acquire an aggregate of 525,643 shares in 2000. The following table sets forth information with respect to certain of our executives concerning the exercise of options during 2000 and unexercised options held as of the end of that year:

Aggregated Option Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options Held at		In-The-Money Options
			Fiscal Year-End (#)(1)		at Fiscal Year End ($)(2)
	Shares Acquired	Value
Name	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Craig R. Smith, M.D.	25,068	$327,747	204,966	302,500	$405,221	$192,188

John P. Brennan	23,750	447,284	109,967	120,000	238,150	76,875

Andrew R. Jordan	—	—	138,750	112,500	535,623	115,313

Peter D. Suzdak, Ph.D.	37,000	$847,792	104,250	132,500	158,872	115,313

Thomas C. Seoh	18,750	339,056	78,750	128,750	112,656	96,094

(1)	Includes options granted in February 2001 relating to performance in 2000.

(2)	Total value of unexercised in-the-money options is based on the closing price of the common stock of $18.00 per share on December 31, 2000 minus the exercise price of the options.

Employment Agreements

      Each of the executives listed in the above tables entered into an employment agreement with Guilford upon starting his employment. These employment agreements contain severance provisions that entitle the executive to continuation of his then-current base salary for up to 12 months if we terminate his employment other than for cause. In the case of Dr. Smith, our chief executive officer, the severance payments continue for up to 36 months. If the executive secures full-time employment during this 12- or 36-month period, we are no longer obligated to continue to make these severance payments. During the severance period, we also continue to provide health, life and disability insurance coverage to the executive.

      In 1998, we entered into additional severance agreements with our executives that apply if we are subject to a “change in control” and the executive’s employment is terminated other than for cause or the executive voluntarily resigns for “good reason”. Under these agreements, the executive is entitled to a lump-sum payment equal to two times the executive’s then-current annual base salary. In the case of Dr. Smith, our chief executive officer, the severance amount is three times his then-current base salary. We have also agreed to pay for certain “golden parachute” excise taxes the executive may be liable for under section 4999 of the Internal Revenue Code of 1986, as amended. In addition, we are obligated to continue to provide health, life and disability insurance coverage to the executive for two years or until the executive secures full-time employment elsewhere, whichever happens first.

      For purposes of these agreements, a “change in control” is deemed to have occurred if:

•	a third party or group of third parties becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 50% or more of our outstanding voting stock;

•	a third party or group of third parties acquires 30% or more of our voting stock but less than 50%, unless prior to the acquisition of these shares, the full board by at least a two-thirds (2/3) vote specifically approves the acquisition and determines that the acquisition shall not trigger the severance payments; or

•	during any two-year period those individuals who at the beginning of this period make up the board (“Original Directors”) along with any new directors elected or appointed during this period whose election or appointment resulted from a vacancy on the board because of the retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least two-thirds (2/3) of the Original Directors then still on the board, cease for any reason to make up a majority of the Board.

      Under these agreements, an executive has “good reason” to resign if:

•	there is any proposed reduction in the executive’s base salary;

•	there is any reduction in the executive’s responsibilities or areas of supervision; or

•	the executive’s office is relocated outside the metropolitan area in which his or her office was located immediately prior to the change in control.

401(k) Retirement Savings Plan

      We adopted a 401(k) Plan effective January 1, 1994. We intend that this plan satisfy the tax qualification requirements of sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended. All employees, including the executives listed in the above tables, who are at least 21 years old are eligible to participate in the plan as of the first day of the calendar quarter following completion of three months of service. The 401(k) Plan permits participants to contribute up to a fixed dollar amount of their compensation, excluding fringe benefits, subject to certain limits set by section 402(g)(1) of the Internal Revenue Code, as amended. This limit was $10,500 in 2000. All amounts a participant defers under the 401(k) Plan vest immediately in the participant’s account. Any contributions we make to participant accounts vest over a four-year period based on the participant’s term of service with our Company. Starting January 1, 1997, we began making “matching contributions” in newly issued shares of our stock equal in value to fifty percent (50%) of the first six percent (6%) of an employee’s salary contributed to the employee’s 401(k) Plan account.

Employee Share Option and Restricted Share Plans

      We have adopted share option and restricted share plans for the benefit of our employees and certain other individuals who provide value to our Company. All of our full-time employees, including the executives listed in the above tables, and certain other individuals, such as consultants, whose participation the board of directors determines is in our best interests as a corporation, are eligible to receive options or restricted shares of our stock under our employee share option and restricted share plans. All unvested options and restricted shares held by our employees vest in full upon a “change in control” as described in the Section entitled “Employment Agreements” beginning on page 20.

Key Person Life Insurance

      We own and are the beneficiaries of term life insurance policies in the amount of $1,000,000 covering Drs. Smith and Suzdak and Messrs. Jordan and Brennan.

Compensation Committee Interlocks and Insider Participation

      Currently, Mr. Bunting, Ms. Greetham and Dr. Thompson serve on the compensation committee of our board of directors. These individuals served on the compensation committee during all of 2000 as well. None of these individuals is currently, or was during 2000, one of our officers or employees. In addition, none of theses individuals serves as a member of the board of directors or on the compensation committee of any company that has an executive officer serving on our board of directors or its compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Transactions with Dr. Snyder

      In September 1995, we entered into a three-year consulting agreement with Dr. Snyder. Under this agreement, Dr. Snyder provided certain consulting services to us. These services include, among others, assisting us to recruit scientific staff, advising us as to the purchase of laboratory equipment and acquisition of new technologies, and participating in business meetings as our president may reasonably request from time to time. We extended the consulting agreement with Dr. Snyder quarterly until July 1999, at which time we amended the consulting agreement with Dr. Snyder to continue until August 31, 2003. The amended agreement contained minor modifications to the original consulting agreement with Dr. Snyder. For each of the one-year periods ending on December 31, 1998, 1999 and 2000, we paid Dr. Snyder $170,000, $172,500 and $213,333, respectively. We paid these amounts in equal monthly installments. We also granted Dr. Snyder stock options in September 1995, vesting over three years to purchase 90,000 shares of our stock at an exercise price of $5.92 per share. As of December 31, 1999, these options were fully vested. As mentioned in the section entitled “Directors’ Compensation,” Dr. Snyder also received options to purchase our common stock as a result of his service as a director.

Certain Transactions with Susan M. Smith

      In April 2000, we entered into a consulting agreement with Susan M. Smith, the wife of Dr. Smith, our Chairman, President and Chief Executive Officer. Under this agreement, Ms. Smith provides us with consulting services regarding, among other things, corporate project management. Prior to becoming a consultant, from 1993 through March 2000, Ms. Smith was our employee, most recently serving as Senior Director of Project Planning and Management. Ms. Smith receives an annual retainer from us in consideration for her consulting services in the amount of $50,000, payable in equal quarterly installments. Additionally, pursuant to the consulting agreement, Ms. Smith received a one-time grant of options to purchase 8,000 shares of our common stock at an exercise price of $16.06 per share. All of these options are currently vested. During 2000, we paid Ms. Smith $37,500 under the consulting agreement.

INDEPENDENT PUBLIC ACCOUNTANTS

       As mentioned above, KPMG LLP has been our independent auditor since our inception in 1993.

Audit Fees

      KPMG billed us $66,500 for professional services rendered for the audit of our annual financial statements for the year 2000 and the review procedures of the financial statements included in our Forms 10-Q for the year 2000.

Financial Information Systems Design and Implementation Fees

      KPMG did not perform any financial information systems design or implementation services for us during the year 2000.

All Other Fees

      KPMG billed us $354,400 for all other professional services rendered for the year 2000, which includes $241,900 related to our proposed merger with Gliatech Inc. and $101,600 related to tax advisory services.

      The audit committee of the board of directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

COMPENSATION COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

       The Compensation Committee of the board is currently comprised of Mr. Bunting, Ms. Greetham and Dr. Thompson, all of whom are outside directors. We on the Committee are responsible for overseeing Guilford’s compensation programs for all employees, including executive officers. For executive officers, we evaluate performance and determine compensation policies and review specific levels of compensation.

Compensation Philosophy

      The goals of our compensation program are to:

•	align employee compensation with Guilford’s business objectives and performance, and

•	enable Guilford to attract and retain executive officers and other employees who contribute to Guilford’s long-term success and to motivate them to enhance long-term stockholder value.

      To achieve these goals, we on the committee:

•	compare Guilford’s salary practices with those of other biopharmaceutical companies with which Guilford competes for talent to ensure that employee salaries are competitive and adjust employee salaries from time to time as market conditions warrant;

•	establish annual incentive opportunities to motivate Guilford employees to achieve specific short-term operating goals; and

•	grant significant equity-based incentives to executives and other employees to ensure that they are motivated over the long-term to respond to Guilford’s business challenges and opportunities, as owners and not simply as employees.

      In general, we seek to set the components of compensation and total compensation (that is, base salary, annual incentives and long-term equity-based incentives) to be competitive with other biopharmaceutical companies that:

•	we deem comparable to Guilford in terms of size, stage of development, potential, target peer group and/or other factors, or

•	compete in the job market for individuals with skills desired by Guilford.

      Base Salary. We on the committee compare the base salary of each executive officer annually, including those of the executives listed in the “Summary Compensation Table” on page 18, against the base salaries paid for similar positions by companies within a comparison group. We consider a range of salary levels for comparable positions. Within this range, we consider individual factors as we feel appropriate, including:

•	individual performance,

•	level of responsibility,

•	prior experience,

•	breadth of knowledge,

•	competitive pay practices,

•	the extent to which Guilford has achieved its annual corporate objectives, and

•	Guilford’s other significant accomplishments during the period under review.

      From year to year, the relative weighting of the individual components and the corporate performance component may differ from executive to executive, and can be expected to change over time as Guilford develops as a business and the industry evolves.

      Based on our review of the foregoing factors, we authorized Guilford management to allocate $136,097 for base salary increases for all of Guilford’s executives other than its chief executive officer, whose compensation we discuss below. This amount represents a 7.8% increase over 2000 base salary levels. We also authorized Guilford management to allocate $773,145 for base salary increases for all Guilford employees as a group, again excluding its chief executive officer. This amount represents a 5.4% increase over 2000 base salary levels.

      Annual Incentive. In addition to base salary, Guilford offers discretionary cash bonuses to employees, including executives, as annual incentives to achieve short-term operating objectives. The actual incentive award earned by any employee depends on the extent to which corporate and individual performance objectives were achieved during the year. Guilford’s objectives consist of operating, strategic, and financial goals that are critical to Guilford’s fundamental long-term goal of building stockholder value.

      After the end of the year, we evaluate the degree to which Guilford has met its goals and, in our sole discretion, we establish a pool of funds available for annual incentive awards. Individual awards are determined based on Guilford’s overall performance and by evaluating each participant’s performance against personal and corporate objectives. A portion of the award pool is then allocated based on the participant’s contributions during the year. Guilford pays awards in cash and distributes these bonuses in the first quarter following the performance year.

      For 2000, we determined that Guilford met a number of the corporate goals set for the year, as well as important additional accomplishments, among them:

•	reacquisition of GLIADEL® Wafer from Aventis Pharma,

•	establishment of a Commercial Operations function to market and sell GLIADEL® Wafer, thereby transforming us into a vertically-integrated biopharmaceutical company,

•	successful completion of a 240 person Phase III trial investigating GLIADEL® Wafer’s efficacy in 1st line therapy,

•	initiation of Phase II studies of NIL-A for Parkinson’s disease, through corporate partner Amgen,

•	filing of regulatory documentation for commencement of clinical trials for GPI-5693, our lead NAALADase inhibitor,

•	licensing of AQUAVAN® Injection, our propofol pro-drug, from ProQuest Pharmaceuticals, and Serine Racemase, a novel molecular target for neuroprotection, from Johns Hopkins University,

•	filing of regulatory documentation for commencement of clinical trials for AQUAVAN® Injection, and

•	issuance of key patents covering broad use claims for our neuroimmunophilin ligand and NAALADase inhibitor programs.

      Based on this performance, we authorized Guilford management to allocate $637,000 for annual incentive bonuses for all of Guilford’s executives other than its chief executive officer. This amount equals 36.7% of the total base salaries of these executives in 2000. We also authorized Guilford management to allocate $1,270,432 for annual incentive bonuses for all Guilford employees as a group, again excluding its chief executive officer. This amount equals 8.8% of the total base salaries of these employees in 2000.

      Long-Term Incentives. Guilford implements its long-term incentive program through its stock option and restricted share plans. The program uses vesting periods (generally four years) to encourage executives and other full-time, salaried employees to continue in the employ of Guilford. Through option grants and restricted share awards, executives receive significant equity incentives to build long-term stockholder value. Grants are made at fair market value equal to the closing price of Guilford’s common stock on the trading date immediately preceding the grant date. Recipients realize value from these grants only if Guilford’s stock appreciates over the term of the option. We look at the following factors to determine how many options to grant:

•	the option grant practices of the companies in a comparison group,

•	Guilford’s philosophy of significantly linking executive and employee compensation with stockholder interests,

•	Guilford’s performance relative to its objectives, and

•	Guilford’s other accomplishments during the year.

      Based on these factors, in respect of performance in 2000, we on the committee decided to grant options for a total for 1,069,754 shares of Guilford stock for all eligible employees, excluding the chief executive officer. Of this amount, we granted options to purchase 312,500 shares of stock to Guilford’s executives, again excluding the chief executive officer.

Chief Executive Officer Compensation

      In July 1993, Dr. Smith was recruited as Guilford’s first employee and given the mandate to organize its operations, secure additional financing and recruit its initial staff. Based on Dr. Smith’s leadership of the company, we have voted to increase Dr. Smith’s base annual salary each year since inception. In light of his performance in 2000, we increased his base annual salary, awarded him a cash bonus and granted him stock options as follows:

•	Base Salary Increase: $100,000 (to an annual base salary of $500,000, effective March 1, 2001),

•	Cash Bonus: $250,000,

•	Stock Option Grant: 125,000 shares at an exercise price of $19.313 (the closing price of the stock on the trading day preceding the grant), vesting 25% annually.

Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code limits tax deductions Guilford can take for annual executive compensation over $1 million. There are several exceptions to this limitation, including one for qualified performance-based compensation. To be qualified, performance-based compensation must meet various requirements, including shareholder approval. We believe that under Guilford’s current compensation practices, the limitations of Section 162(m) have no or minimal applicability currently and will not in the near future. We intend to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) as long as doing so is compatible with our determination as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of Guilford.

Conclusion

      In summary, we believe that through the arrangements we describe above a significant portion of Guilford’s compensation program as well as Dr. Smith’s compensation is contingent on Guilford’s performance and that the level of benefits is closely linked to increases in long-term stockholder value. Guilford remains committed to this philosophy of “pay for performance,” recognizing that the competitive market for talented executives and other employees and the volatility of Guilford’s business may result in highly variable compensation for a particular time period. We will continue to monitor closely the effectiveness and appropriateness of each of the components of compensation to reflect changes in Guilford’s business environment.

Disclaimer

      This report is being provided to Guilford stockholders solely for informational purposes. You should not consider this report and the stock price performance graph that follows to be “soliciting materials” or to be “filed” with the SEC. It also is not subject to the SEC’s proxy rules or to the liabilities of Section 18 of the U.S. Security Exchange Act of 1934. In addition, the report and the performance graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by Guilford under the federal securities laws.

COMPENSATION COMMITTEE

George L. Bunting, Jr. (Chair)
Elizabeth M. Greetham
W. Leigh Thompson, M.D., Ph.D.

AUDIT COMMITTEE REPORT

       The Audit Committee of the Guilford Pharmaceuticals Inc. Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors which is attached to this report. The members of the Committee are Richard L. Casey (Chair), Joseph Klein III and Ronald M. Nordmann. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company’s independent accountants.

      The management of the Company is responsible for the Company’s internal controls and financial reporting process. KPMG, LLP, the Company’s independent accountants, are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to provide a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

      In connection with this responsibility, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and KPMG. The Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

      The Committee has received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG its independence.

      Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements for the year 2000 be included in the Company’s annual report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Richard L. Casey (Chair)
Joseph Klein, III
Ronald M. Nordmann

Guilford Pharmaceuticals Inc.

Charter of the Audit Committee of the Board of Directors

I.  Audit Committee Purpose

      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors.

•	Ensure an adequate level of communication is established and maintained among the independent auditors, management, and the Board of Directors (including the Audit Committee).

      The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

II.  Audit Committee Composition and Meetings

      Audit Committee members shall meet the requirements of the National Association of Securities Dealers (NASD). The Audit Committee shall be comprised of three or more directors, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Any exception to the rules governing independence must be approved by a majority of the Board and will require disclosure in the Company’s next annual proxy statement. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise, as determined in good faith by the Board.

      Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

      The Committee shall meet not less than twice per year and may meet more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee (or any one of these groups) believe should be discussed.

III.  Audit Committee Responsibilities and Duties

      The Audit Committee shall:

  Review Procedures

      1.  Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with the Securities and Exchange Commission (SEC) regulations.

      2.  Review the Company’s annual audited financial statements prior to the Company’s filing of Form 10-K with the SEC. This review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments affecting the financial statements.

      3.  In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors, together with management’s responses.

      4.  Review with financial management and the independent auditors the financial information included in the Company’s 10-Q prior to the Company’s filing of such report each quarter with the SEC. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 established by the AICPA (SAS 61). The Chair of the Committee (or his designee) may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

      5.  Obtain a written report which discloses all relationships with the Company which the independent auditors believe may impact their independence and objectivity, and review and discuss with the independent auditors all significant relationships identified that could impair the auditors’ independence.

      6.  Annually review the performance of the auditors and recommend to the Board of Directors the appointment of such independent auditors or approve any discharge of auditors if circumstances warrant.

      7.  Review the fees and other significant compensation paid to the independent auditors. Such review may be performed annually in conjunction with the auditors’ required report under SAS 61.

      8.  Review the independent auditors audit plan — discuss scope, staffing, locations, reliance upon management, and internal audit activities, if any, and general audit approach.

      9.  Discuss with and consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

  “Internal Audit” Activities and Legal Compliance

      10.  At least annually, discuss the necessity or desire to have performed certain limited-scope “internal audit” activities. The Audit Committee would have the authority to engage an independent firm or designated management to have such activities to be undertaken, then review the results of such activities and discuss with management the implications of such results and the need for any proposed changes or follow-up.

      11.  At least annually review with the Company’s outside general counsel, any legal matters that could have a significant impact on the organization’s financial statements, their understanding of the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

      12.  Prepare its annual report to shareholders for inclusion in the Company’s annual proxy statement as required by the SEC.

      13.  Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

      14.  Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

IV.  Limitations on Audit Committee Responsibilities and Duties

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and independent auditors or to assure compliance with laws and regulations and the Company’s Code of Business Conduct.

STOCK PERFORMANCE CHART

       The following graph assumes $100 was invested on June 17, 1994 (the date on which our stock began to trade publicly) in each of (1) shares of our common stock, (2) the NASDAQ Stock Market Composite Index, and (3) the BioCentury 100 Index and shows the comparative returns on these hypothetical investments through December 31, 2000. We compute total return assuming reinvestment of any dividends. You should not rely on historical price performance to indicate future stock performance.

Guilford Pharmaceuticals Inc.

Stock Performance Chart

	Guilford Pharmaceuticals		NASDAQ Stock Market
	Inc.	Biocentury 100 Index	Composite Index

6/17/94	100.00	100.00	100.00
12/31/94	65.63	90.46	103.10
12/31/95	198.44	163.06	144.26
12/31/96	435.96	176.78	177.01
12/31/97	377.37	167.37	207.22
12/31/98	267.20	183.57	296.57
12/31/99	318.77	363.52	557.94
12/31/00	337.52	504.18	338.73

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders

GUILFORD PHARMACEUTICALS INC.

May 15, 2001

Please Detach and Mail in the Envelope Provided

A [X]	Please mark your

votes as in this

example.

FOR all	WITHHOLD AUTHORITY
nominees	to vote for the
listed at right	following nominee(s):
[ ]	[ ]

			FOR	AGAINST	ABSTAIN
1. Election of directors to the Board of Directors	Nominees: Craig R. Smith, M.D. George L. Bunting, Jr. Richard L. Casey Elizabeth M. Greetham Joseph Klein, III Ronald M. Nordmann Solomon H. Snyder, M.D. W. Leigh Thompson, M.D., Ph.D.	2. Amendment of our 1993 Employee Stock Option and Restricted Share Plan, as amended.	[ ]	[ ]	[ ]

For, except vote withheld from the following nominee(s):
		3. Ratification of KPMG LLP as independent auditors for the year 2001.	[ ]	[ ]	[ ]

4. In their discretion, on any other matters that may properly come before the meeting, or any adjournment thereof, in accordance with the recommendations of a majority of the Board of Directors.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT

PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS

IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY

IN RETURNING YOUR PROXY MAY SUBJECT THE CORPORATION

TO ADDITIONAL EXPENSE

If you plan to attend the [ ]

2001 Annual Meeting,

please mark this box

DATED:

SIGNATURE OF STOCKHOLDER OR AUTHORIZED REPRESENTATIVE
DATED:

SIGNATURE IF HELD JOINTLY

      Note: Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full name. In the case of stock ownership in the name of two or more persons both persons should sign.

GUILFORD PHARMACEUTICALS INC.
REVOCABLE PROXY
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2001
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of GUILFORD PHARMACEUTICALS INC. (the “Corporation”) hereby appoints Craig R. Smith, M.D., Andrew R. Jordan and Thomas C. Seoh, or any of them, as attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them, to act in the absence of the other and to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, May 15, 2001 at 10:00 a.m. (Eastern time) at the Corporation’s research and development facilities located at 6411 Beckley Street, Baltimore, Maryland, and at any adjournments thereof, in respect of all shares of the Common Stock of the Corporation which the undersigned may be entitled to vote, on the following matters:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. HOWEVER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 14, 2001 and the 2000 Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Corporation either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

(To Be Signed on Reverse side)

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